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                                                                     EXHIBIT 1.2

                        FUTURUS FINANCIAL SERVICES, INC.
                             SALES AGENCY AGREEMENT

_____________, 2000

WACHOVIA SECURITIES, INC.
IJL Financial Center
201 North Tryon Street, 23rd Floor
Charlotte, North Carolina  28202



Ladies and Gentlemen:

         This letter sets forth and confirms the terms and conditions of the engagement (the "Agreement") of Wachovia Securities, Inc. ("WSI") by Futurus Financial Services, Inc. (the "Company") as sales agent for the Company with respect to the Company's proposed initial public offering (the "Offering") of a minimum of 900,000 shares and a maximum of 1,100,000 shares of the Company's common stock, no par value (the "Shares"). The Shares will be offered at a purchase price of $10.00 per share (the "Purchase Price") and subject to the terms and conditions set forth in the preliminary prospectus dated the date hereof, as amended or supplemented (the "Prospectus"), relating to the offer and sale of the Shares.

1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to, and agrees with WSI as follows:

         (a) A registration statement on Form SB-2 (File No. 333-_____) with respect to the Shares, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement and any amendments thereto, including any post-effective amendments, have been declared effective by the Commission in such form and copies of each of those items have been delivered by the Company to you. No other document with respect to the registration statement or any post effective amendment thereto has been filed with the Commission; and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission. Any preliminary prospectus included in the registration statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations of the Commission under the Securities Act (the "Rules and Regulations"), is herein called a "Preliminary Prospectus." The various parts of such registration statement, including the prospectus, Part II, all financial schedules and exhibits thereto, and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, and deemed by virtue of Rule 430A under the Securities Act to be part of the registration statement at the time it was declared effective, as amended at the time such part became effective, are herein called collectively the "Registration Statement," and the final prospectus, in the form first filed pursuant to Rule 424(b) or as included in the Registration Statement at

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Wachovia Securities, Inc.
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                  the time it is declared  effective if no Rule 424(b) filing is required, is herein called the "Prospectus."

         (b) No order preventing or suspending the use of any Prospectus, including any Preliminary Prospectus, has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened or, to the knowledge of the Company, contemplated by the Commission or the securities authority of any state or other jurisdiction.

         (c) Each Preliminary Prospectus or Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the requirements applicable to it under the Securities Act and the Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act, and the Rules and Regulations and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by WSI expressly for use therein. When the Registration Statement or any amendment thereto was declared effective, and at each Time of Delivery (as hereinafter defined), it (i) contained all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the Rules and Regulations and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         (d) The descriptions in the Registration Statement and the Prospectus of statutes, rules, regulations, legal and governmental proceedings or contracts and other documents that are required to be so described are accurate and fairly present the information required to be shown; and there are no statutes, rules, regulations or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that

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Wachovia Securities, Inc.
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                  are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

         (e) The Company has been duly incorporated, is validly existing as a corporation under the laws of the State of Georgia and has full power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Bank is a national banking association in organization under the laws of the United States of America and, upon the issuance of a charter by the Office of the Comptroller of the Currency (the "OCC"), will have full power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority to enter into this Agreement and to perform its obligations hereunder. Neither the Company nor the Bank is required to be qualified to transact business as a foreign corporation under the laws of any other jurisdiction.

         (f) The capitalization of the Company is as disclosed under the caption "Capitalization" in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the capital stock under the caption "Description of Capital Stock of Futurus Financial Services" contained in the Prospectus. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive or similar rights, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its subsidiary) has any preemptive or other rights to subscribe for any of the Shares. None of the shares of capital stock of the Bank has been issued.

         (g) Upon the issuance of a charter by the OCC and the payment for the capital stock of the Bank, all of the issued shares of the Bank will be duly authorized and validly issued, fully paid, and, except as may be applicable under the National Bank Act, nonassessable and will be owned beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, defects, shareholders' agreements, voting trusts, equities or claims of any nature whatsoever. The Company has made application

                           (1) to the Board of Governors of the Federal Reserve
                               System for approval to become a bank holding company and to acquire all of the shares of the Bank;

                           (2) to the OCC, for approval to charter a national
                               bank; and

                           (3) to the Federal Deposit Insurance Corporation for
                               approval for Federal Deposit Insurance for Bank deposits (each a "Regulatory Approval" and collectively, the "Regulatory Approvals").

                  The Company and the Bank have obtained or have filed for all other material licenses, consents and approvals, and have satisfied or have taken all action required at this time to satisfy all material eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies


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__________, 2000
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                  or officials, in each case applicable to the conduct of the business in which they are engaged or are contemplated to be engaged as described in the Registration Statement. With respect to the Regulatory Approvals, as well as all other material licenses, consents and approvals, and any other similar requirements that the Company or the Bank does not have at this time, (i) all applications therefor are complete, accurate, and have been filed with the appropriate regulatory authorities, (ii) the Company has received preliminary notice from the OCC that such application for Regulatory Approval will be approved, and (iii) the Company knows of no reason why all final Regulatory Approvals will not be received prior to the time required. Other than the Bank, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or any ownership interest in any partnership, joint venture or other association.

         (h) Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or the Bank convertible into or exchangeable for any capital stock of the Company or the Bank, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Bank any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or the Bank to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

         (i) Since the date as of which information is given in the Prospectus, neither the Company nor the Bank has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

         (j) Since the date as of which information is given in the Prospectus, (i) neither the Company nor the Bank has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and the Bank, (ii) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (iii) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or the Bank (except with respect to such changes in the balance due under the Company's line of credit described in the Prospectus), and (iv) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, general affairs, management, business or prospects of the Company and the Bank, in each case other than as disclosed in or contemplated by the Prospectus.

         (k) The consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, conform to the requirements of the Securities Act and the Rules and Regulations. Such financial statements fairly present the consolidated financial position of the Company at the respective dates indicated in accordance with generally accepted accounting principles applied on a consistent basis for the periods indicated. The Company and the Bank have no material contingent


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Wachovia Securities, Inc.
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                  obligations which are not disclosed in the Company's financial statements which are included in the Registration Statement. Porter Keadle Moore, LLP whose report is included in the Registration Statement, are independent certified public accountants as required by the Securities Act and the Rules and Regulations.

         (l) The Shares to be sold by the Company hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; and all corporate action required to be taken for the authorization, issuance and sale of the Shares has been validly taken. The subscribers will receive good and marketable title to the Shares to be issued and delivered hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, shareholders' agreements and voting trusts whatsoever. The certificates evidencing the Shares will be in due and proper form and will comply with all applicable legal requirements.

         (m) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (n) Neither the Company nor the Bank is, or (with or without the giving of notice or passage of time or both) would be: (i) in violation of its Articles of Incorporation, Articles of Association, Bylaws or other governing instruments; or (ii) in default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Bank is a party or to which any of their respective properties or assets are subject, except, in the case of clause (ii) above, where such default would not have a material adverse effect on either the Company or the Bank.

         (o) The issue and sale of the Shares and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Bank is a party or to which any of their respective properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation, Articles of Association, Bylaws or other governing instruments of the Company or the Bank, or any statute, rule or regulation or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or the Bank or any of their respective properties or assets.

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         (p)      The Company and the Bank have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely interfere with the operations of the Company and the Bank; and any real property and buildings held under lease by the Company or the Bank are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the operations of the Company or the Bank.

         (q) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of any director or executive officer of the Company, threatened (or any reasonable basis therefor) in which the Company or the Bank is a party or of which any of their respective properties or assets are the subject which, if determined adversely to the Company or the Bank, would individually or in the aggregate have a material adverse effect on the financial position, general affairs, management, business or prospects of the Company and the Bank.

         (r) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws relating to or affecting the enforcement of creditors' rights generally and to general equitable principles, and except as the enforceability of rights to indemnity and contribution under this Agreement may be limited under applicable securities laws or the public policy underlying such laws.

         (s) Neither the Company nor any of its officers, directors or affiliates has (i) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (t) None of the Company, the Bank, nor, to the knowledge of the Company, any director or executive officer, agent, employee or other person acting on behalf of the Company or the Bank has
                  (i) used or authorized the use of, any corporate or other funds for unlawful payments, or contributions, (ii) made unlawful expenditures relating to political activity to government officials, or (iii) established or maintained any unlawful or unrecorded funds in violation of any federal, state, or local law or regulation, including Section 30A of the Exchange Act. None of the Company, the Bank, nor, to the knowledge of the

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                  Company, any director or executive officer of the Company or the Bank has accepted or received any unlawful contributions or payments.

         (u) The Bank, upon the issuance of a charter by the OCC, will not be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on the Bank's capital stock, from repaying to the Company any loans or advances to the Bank or from transferring the Bank's property or assets to the Company, except under federal regulations as disclosed in the Prospectus.

         (v) The Company and the Bank have filed all material foreign, federal, state and local tax returns that are required to be filed by them and have paid all taxes shown as due on such returns as well as all other taxes, assessments and government charges that are due and payable; and no deficiency with respect to any such return has been assessed or proposed in any material respects. All tax liabilities have been adequately provided for in the financial statements of the Company.

         (w) The Company is not, nor will it become as a result of transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         (x) The Company has approved the form of subscription agreement (the "Subscription Agreement") and escrow agreement (the "Escrow Agreement") that have been provided to WSI and will be utilized in the Offering.

         (y) The Company has or will have the full legal right, power and authority to enter into and perform this Agreement and to sell and deliver the Shares as provided in the Prospectus and herein, this Agreement has been duly authorized by the Company's Board of Directors and duly executed and delivered on behalf of the Company, and this Agreement is a valid, legal and binding obligation of the Company.

         (z) There are no contracts, agreements or understandings between the Company and any person which would give rise to a valid claim against the Company for a brokerage commission, finder's fee or other like payment in connection with the Offering of the Shares, other than compensation due and payable to WSI and any other registered broker-dealers approved by the Company which are party to a selected dealer agreement to act as selling agents for the Shares (the "Selected Dealers").

         (aa)     The Company agrees as follows:

                  (i) The Company will furnish to WSI copies of the Applications and all correspondence with the Office of the Comptroller of the Currency and the FDIC relating to the Applications;

                  (ii) The Company will notify WSI immediately, and confirm such notice in writing, of the receipt of any comments from any state securities commission or

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Wachovia Securities, Inc.
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Page 8

                           regulatory authority that relate to the Prospectus or any amendment thereto or requests by any state securities commission or regulatory authority for amendments to the Prospectus or amendments or supplements to the Prospectus or for additional information;

                  (iii) The Company will use the net proceeds from the sale of the Shares received by it in the manner specified in the Prospectus under the caption "Use of Proceeds".

         (bb) The Company acknowledges and agrees that WSI and its affiliates may, from time to time, have relationships and engagements with the Company or other parties including, but not limited to, its customers, suppliers, creditors, potential investors and investors. Such engagements and relationships may include, but are not limited to, the following: (i) loans, other extensions of credit or financial accommodations; (ii) treasury and cash management services; (iii) acting in various capacities in connection with private or public placement of debt and/or equity; (iv) acting as trustee or otherwise performing fiduciary services for the Company or such other parties or in connection with transactions in which the Company is involved or may have an interest, including without limitation any employee benefit plan or trust; (v) any and all forms of depository services; (vi) any and all other services or products which may be offered or provided by WSI or any of its affiliated companies; and (vii) other services or products customarily provided from time to time by financial institutions. The Company waives any and all conflicts of interest, which may result from WSI dealing in any of the aforesaid capacities. Specifically, the Company waives any conflict that may arise on account of, or in connection with WSI's engagement pursuant to this Agreement. The Company acknowledges that WSI and its affiliates may, in the course of such other relationships, acquire information about the Company or such other parties but WSI shall have no obligation to disclose such information, or the fact that it has such information in its possession, to the Company or to use such information on the Company's behalf.

         (cc) The Company represnets that each person associated with the Company that intendends to participate in the distribution of the Shares meets the safe harbor provision of SEC Rule 3a4-1 with respect to exemption from refistration as a broker/dealer.

2.       SERVICES TO BE PROVIDED BY WSI

         WSI is hereby appointed as sales agent for the Offering. We agree that we will forward any subscription proceeds which we receive to the escrow agent by 12:00 PM, noon, of the following business day. We will require all funds received with subscriptions to be payable to the "Bankers Bank, Escrow Agent for Futurus Financial Services, Inc.".

         In connection with this Agreement, the scope of WSI's services shall include, but not be limited to, the following:

         (a) Pursuant to this Agreement, WSI will serve as sales agent for the Company and will act as a placement agent for the Shares on a best efforts basis.



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         (b)      WSI will perform its duties pursuant to this Agreement in
                  compliance with all applicable federal and state securities laws, and will solicit subscriptions for the Shares only by means of the Prospectus and only in such jurisdictions specified by the Company and in which the Company may make such offers and sales.

         In exchange for the services of WSI pursuant to this Agreement, the Company agrees to pay WSI a sales agent commission (the "Sales Commission")amounting to 5.00% of the gross proceeds for all Share subscriptions accumulated and delivered to the Company's escrow agent (the "Escrow Agent") by WSI.

         Such amount shall be paid at such time as the Shares sold are accepted by and payment in full is received therefor by the Escrow Agent and released to the Company and in no event later than ten days after the completion of the Offering.

         Regardless of whether the transactions described herein have been consummated, the Company shall reimburse WSI for the agreed upon out-of-pocket expenses of WSI totaling $65,000. To date the Company has paid $15,000 of such expenses to WSI and the balance shall be paid at the time the Escrow Agent releases the funds to the Company or the offering is terminated, as the case may be.

3.       PAYMENT OF OFFERING EXPENSES

         In addition to the amounts set forth in Section 2, above, The Company is expected to be responsible for the following expenses of the
         Offering:

         The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section __ hereof, including without limitation all costs and expenses incident to:

         (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, this Agreement and any blue sky memoranda;

         (b)      the delivery of copies of the foregoing documents to WSI;

         (c) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares;

         (d) the preparation, issuance and delivery to WSI of any certificates evidencing the Shares, including transfer agent's and registrar's fees;

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         (e)      the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for WSI relating thereto;

         (f)      any expenses of listing the Shares on the Nasdaq OTC Bulletin
                  Board;

         (g) any expenses for travel, lodging and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares. It is understood, however, that, except as provided in this Section, Section 8 and Section 10 hereof, WSI will pay all of their own costs and expenses, including the fees of their counsel (other than those related to qualification of the Shares under state securities or blue sky laws);

         (h) any fees and other costs relating the services of the Escrow Agent and any expenses associated with the preparation of the Escrow Agreement.

4.       COVENANTS OF THE COMPANY

         (a) The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to and in accordance with Rule 430A and subparagraph (1) (or, if applicable and if consented to by you, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the date on which the Prospectus is first used after the Registration Statement is declared effective. The Company will advise you promptly of any such filing pursuant to Rules 430A or 424(b).

         (b) The Company will not file with the Commission the Prospectus or any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless you have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the request of WSI or counsel for WSI, the Company will promptly prepare and file with the Commission, in accordance with the Rules and Regulations, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Securities Act. The Company will advise WSI, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to WSI of each such filing or effectiveness.

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Page 11

         (c) The Company will advise you promptly after receiving notice or obtaining knowledge of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (iii) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

         (d) If during the period in which a prospectus is required by law to be delivered by WSI, any events shall have occurred as a result of which, in the judgment of the Company or the opinion of WSI, the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Securities Act or the Rules and Regulations or any law, the Company will promptly notify you and upon your request (but at the Company's expense) prepare and file with the Commission and any state or other governmental securities commissions in jurisdictions where the Shares have been sold by WSI, an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to WSI and to any dealer in securities, as many copies of such amended or supplemented Prospectus as you may from time to time reasonably request.

         (e) The Company promptly from time to time will take such action as you may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise WSI promptly in writing.

         (f) The Company will deliver to, or upon the order of, WSI, from time to time, as many copies of the Preliminary Prospectus or Prospectus as WSI may reasonably request. The Company will deliver to, or upon the order of, WSI, during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as WSI may reasonably request. The Company will deliver to WSI such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may be reasonably requested), and of all amendments thereto, as WSI may reasonably request.

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Wachovia Securities, Inc.
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         (g)      The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Securities Act, the Exchange Act and the Rules and Regulations and the Company agrees to keep the Common Stock registered pursuant to the Exchange Act for at least five years after the date hereof. The Company shall also file with foreign, state and other governmental securities commissions in jurisdictions where the Shares have been sold by WSI such reports as are required to be filed by the securities acts and the regulations of those jurisdictions.

         (h) As soon as practicable, but in any event not later than the last day of the thirteenth month after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement in reasonable detail covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, complying with Section 11(a) of the Securities Act and the Rules and Regulations and will advise you in writing when such statement has been so made available.

         (i) The Company will, for a period of three years from the time the Escrow Agent releases funds to the Company, deliver to WSI copies of annual reports and copies of all other documents, reports and information furnished by the Company to its shareholders or filed with the NASD or any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Securities Act or the Exchange Act. The Company will deliver to WSI similar reports with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements.

         (j) Neither the Company nor any of its officers, directors or affiliates will (i) take, directly or indirectly, prior to the closing of the purchase and sale of the Shares, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

         (k) The Company will apply the net proceeds from the offering in the manner set forth under the heading "Use of Proceeds" in the Prospectus, including the payment of the full amount required for the capitalization of the Bank, and will timely report such use of proceeds pursuant to Item 701 of Regulation S-B and S-K in its periodic reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act in accordance with Rule 463 of the Securities Act or any successor provision.

         (l) Following the time the Escrow Agent releases funds to the Company, the Company will diligently take all steps appropriate to obtain all Regulatory Approvals and cause the Bank to be opened for the conduct of business as described in the Prospectus.

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Wachovia Securities, Inc.
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Page 13

         (m) If at any time during the 90-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from you advising the Company to the effect set forth above, the Company agrees to forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

5.       INDEMNIFICATION AND CONTRIBUTION

         (a) The Company agrees to indemnify and hold harmless WSI against any losses, claims, damages or liabilities, joint or several, to which such WSI may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement;
                  (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse WSI for any legal or other expenses reasonably incurred by WSI in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. The Company will not, without the prior written consent of WSI, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not WSI is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of WSI from all liability arising out of such claim, action, suit or proceeding or related cause of action or portion thereof.

         (b) Promptly after receipt by an indemnified party under subsection (a) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party

Wachovia Securities, Inc.
__________, 2000
Page 14


                  of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action included both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense of any action and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense of the action, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, which separate counsel shall be designated by the Representative in the case of indemnity arising under paragraph (a) of this Section 5) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 5(b) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

         (c) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and WSI on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (b) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and WSI on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and WSI on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company

Wachovia Securities, Inc.
__________, 2000
Page 15

                  bear to the total sales commissions received by WSI. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand WSI on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and WSI agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation (even if WSI were treated as one for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), WSI shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares offered by it and subscribed to by the public exceeds the amount of any damages which WSI has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls WSI within the meaning of the Securities Act; and the obligations of WSI under this
                  Section 5 shall be in addition to any liability which WSI may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

7.       SURVIVAL

         The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and WSI, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by WSI or any controlling person referred to in Section 5(d) or made by or on behalf of the Company, or any officer or director or controlling person of the Company referred to in Section 5(d), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 3 and 5 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

8.       NOTICES

Wachovia Securities, Inc.
__________, 2000
Page 16

         All communications hereunder shall be in writing and, if sent to WSI, shall be mailed, delivered or faxed and confirmed in writing to Wachovia Securities, Inc., IJL Financial Center, 201 North Tryon Street, Charlotte, North Carolina 28202, Attention: Investment Banking Department (with a copy to Ronald W. Goff at Wachovia Securities, Inc., Resurgens Plaza, 945 E. Paces Ferry Road, Atlanta, Georgia 30326, and Boyd C. Campbell, Jr. at Smith Helms Mulliss & Moore L.L.P., 201 North Tryon Street, Charlotte, North Carolina 28202), and if sent to the Company, shall be mailed, delivered or faxed and confirmed in writing to the Company at 1580 Warsaw Road, Roswell, Georgia 30076, Attention:
         President and Chief Executive Officer (with a copy to Kathryn L. Knudson at Powell, Goldstein, Frazer & Murphy, LLP, 191 Peachtree Street, N.E., 16th Floor, Atlanta, Georgia 30303).

9.       BINDING EFFECT

         This Agreement shall be binding upon, and inure solely to the benefit of WSI and the Company and to the extent provided in Sections 5 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from WSI shall be deemed a successor or assign by reason merely of such purchase.

10.      GOVERNING LAW; ASSIGNMENTS

         This Agreement shall be governed by the laws of the State of New York. The Company and WSI each hereby waives any right to a trial by jury with respect to any claim or action arising out of the engagement of WSI under this Agreement. The Company hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York or the Northern District of Georgia as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any litigation, proceeding or other action arising out of the Company's obligations under or with respect to this Agreement, and expressly waives any and all objections the Company may have as to venue in any of such courts. Neither party may assign this Agreement without the prior written consent of the other party.

11.      COUNTERPARTS

         This Agreement may be executed in one of more counterparts, and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same Agreement. Signatures sent by facsimile shall have the same effect as if manually signed copies had been delivered, and shall be binding upon the parties.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this shall become a binding agreement between the Company and WSI.

Very truly yours,

Wachovia Securities, Inc.
__________, 2000
Page 17

FUTURUS FINANCIAL SERVICES, INC.

By:_________________________





Confirmed and Accepted,

WACHOVIA SECURITIES, INC.

By:_________________________
      Ronald W. Goff
      Senior Vice President